UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2012

VirnetX Holding Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (775) 548-1785
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

VirnetX Holding Corporation (the “Company”) announces that William E. Sliney, the Company’s Chief Financial Officer, retired effective March 31, 2012 at age 73.

The Board thanks Bill for his years of valuable service to the Company, including as a former Board Chairman, Secretary, Director, and President, and his role in helping to build the Company.

The Company also announces that on April 5, 2012, Richard H. Nance would become the Company’s Chief Financial Officer, assuming the principal financial and accounting officer functions.  In connection with the appointment of Mr. Nance, the Company and Mr. Nance have entered into an offer letter.  The offer letter provides for part-time employment at an annual salary of $60,000 and the grant of an option to purchase up to 50,000 shares under the Company’s 2007 Stock Plan.

From 2002 to 2011, Mr. Nance, age 63, worked for Strasbaugh, a designer of precision surfacing systems and solutions for the global semiconductor and semiconductor equipment, silicon wafer and silicon wafer equipment, data storage, micro-electromechanical system (“MEMS”), light emitting diode (“LED”) and precision optics markets, serving most recently as its Executive Vice President and Chief Financial Officer.  From 2011 to present, Mr. Nance has served clients in his private practice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: April 5, 2012	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer